AMENDMENT NO. 8
                                       to
                      Fourth Amended and Restated Revolving
                          Credit and Security Agreement

         THIS AMENDMENT NO. 8 dated as of June 30, 1997 is made by and between SYNTHETIC INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the Lenders parties from time to time to the Credit Agreement (as hereinafter defined), and BANKBOSTON, N.A. (f/k/a The First National Bank of Boston) ("BankBoston"), as the agent (the "Agent") for the Lenders.

                             Preliminary Statements

         The Borrower, the Lenders and the Agent are parties to the Fourth Amended and Restated Revolving Credit and Security Agreement dated as of October 20, 1995 (as amended and in effect, the "Credit Agreement"; terms defined therein and not otherwise defined herein, being used herein as therein defined). The Borrower has requested that the Applicable Margin applicable to each Advance under the Credit Agreement be reduced and the Lenders and the Agent have agreed to such reduction, upon and subject to the terms, conditions and provisions of this Amendment.

         Accordingly, in consideration of the Credit Agreement, the Loans outstanding thereunder, the mutual promises therein and hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Amendment to Credit Agreement. From and after June 30, 1997, subject only to receipt by the Agent of at least six counterparts of this Amendment signed by the duly authorized representatives of each Lender and the Borrower, the Credit Agreement is amended by amending Section 1.1 Definitions by amending the definition "Applicable Margin" in its entirety to read as follows:

                  "Applicable Margin" means (a) as to the Base Rate, 0% as to each Base Rate Advance made as part of a Borrowing under the Revolving Credit Facility and 0.25% as to each Base Rate Advance made as part of a Borrowing under the Term Loan Facility, and (b) as to the Eurodollar Rate, 1.75% as to each Eurodollar Advance made as part of a Borrowing under the Revolving Credit Facility and 2.00% as to each Eurodollar Advance made as part of a Borrowing under the Term Loan Facility.

         Section 2. Effect of Amendment. From and after the effectiveness of this Amendment, all references in the Credit Agreement and in any other Loan Document to "this Agreement," "the Credit Agreement," "hereunder," "hereof" and words of like import referring to the Credit Agreement, shall mean and be references to the Credit Agreement as amended by this Amendment. Except as expressly amended hereby, the Credit Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

                  Section 3.        Counterpart Execution; Governing Law.

                  (a) Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           SYNTHETIC INDUSTRIES, INC.



   [Corporate Seal]

ATTEST:


------------------------------
[Assistant] Secretary
BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), as the Agent and as a Lender


By:      _____________________________
             Stephen Y. McGehee
                 Director


SANWA BUSINESS CREDIT
CORPORATION

By       ______________________________
Name:
Title:


SOUTHTRUST BANK OF GEORGIA,
N.A.
By:      ______________________________
                Barbara Gewert
                Vice President